UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

INTELLICHECK MOBILISA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

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100 Jericho Quadrangle, Suite 202 Jericho, NY 11753 516.992.1900 www.intellicheck.com

To the Stockholders of
INTELLICHECK MOBILISA, INC.

Re: 2016 Annual Meeting of Stockholders

Dear Shareholder:

You are cordially invited to attend Intellicheck Mobilisa’s 2016 Annual Meeting of Stockholders. The meeting will be held Wednesday, May 4, 2016 at the Embassy Suites Hotel, 1900 Diagonal Road, Alexandria, Virginia 22314. The meeting will begin promptly at 1:00 p.m., Eastern Time. Please plan to arrive a few minutes before the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

Some of our directors and officers will be available before and after the meeting to speak with you. At the meeting, the Company will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed proxy card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely yours,

/s/ Michael D. Malone
Michael D. Malone
Chairman of the Board

100 Jericho Quadrangle, Suite 202 Jericho, NY 11753 516.992.1900 www.intellicheck.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2016

To the Stockholders of
INTELLICHECK MOBILISA, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLICHECK MOBILISA, INC. (the “Company”), a Delaware corporation, will be held Wednesday, May 4, 2016 at 1:00 p.m. Eastern Time, at the Embassy Suites Hotel, 1900 Diagonal Road, Alexandria, Virginia 22314, for the following purposes:

1.	To elect five directors to serve for a one-year term or until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the Intellicheck Mobilisa, Inc. 2015 Omnibus Incentive Plan;

3.	To ratify the appointment of EisnerAmper, LLP as the Company’s independent public accountants for the 2016 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 18, 2016 as the record date for the meeting and only record holders of shares of the Company’s common stock at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about April 1, 2016.

By Order of the Board of Directors,

/s/ Bill White
Bill White
Chief Financial Officer, Treasurer and Secretary

Jericho, NY

April 1, 2016

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING HELD ON MAY 4, 2016: The Notice of Annual Meeting of
Stockholders, Proxy Statement and the Annual Report to Stockholders are available on the following website: www.intellicheck.com/proxy2016

INTELLICHECK MOBILISA, INC.
100 Jericho Quadrangle, Suite 202
Jericho, NY 11753

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
to be held Wednesday, May 4, 2016

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Intellicheck Mobilisa, Inc. (“Intellicheck Mobilisa,” or the “Company”), for use at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held Wednesday, May 4, 2016 at the Embassy Suites Hotel, 1900 Diagonal Road, Alexandria, Virginia 22314. The meeting will begin promptly at 1:00 p.m., Eastern Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set March 18, 2016, as the record date (the “Record Date”) to determine those holders of record of common stock, par value $0.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock entitles its owner to one vote. On the Record Date, there were 8,964,142 shares outstanding. On or about April 1, 2016, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on March 18, 2016.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:

●	The election of five directors, each to serve until the next annual meeting;

●	Approval of an amendment to the Intellicheck Mobilisa, Inc. 2015 Omnibus Incentive Plan; and

●	The ratification of the appointment of EisnerAmper, LLP, as our independent registered public accountant firm.

Who is entitled to vote at the meeting?

You may vote if you owned Common Stock as of the close of business on March 18, 2016. Each share of Common Stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our Common Stock as of March 18, 2016, must be present at the meeting. This is referred to as a quorum. We believe that on March 18, 2016, there were 8,964,142 outstanding shares of Common Stock entitled to vote.

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How do I vote?

You can vote in two ways:

●	by attending the meeting in person; or

●	by completing, signing and returning the enclosed Proxy Card.

Can I change my mind after I submit my Proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another Proxy with a later date and submitting it in the same manner as the prior Proxy was submitted; (2) if you hold your shares in your name, voting again at the meeting; or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my Proxy Card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors, FOR the amendment to the Company’s 2015 Omnibus Incentive Plan, and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one Proxy Card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my Proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a Proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of the majority of the votes cast is required for the approval of the amendment to the Company’s 2015 Omnibus Incentive Plan and for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for shareholder approval, any anti-takeover device?

Our Certificate of Incorporation, Bylaws and other corporate documents do not contain any provisions that contain material anti-takeover aspects. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or Bylaws, or other measures in the future that have anti-takeover effects.

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Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors has one class of directors, with each director elected annually for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying Proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each Proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.

The Board of Directors recommends that you elect the nominees identified below.

Name	Age	Position with the Company and Principal Occupation	Director Since	New Board Term Expires
Vice Admiral Michael D. Malone	68	Chairman of the Board of Directors	2011	2017
Lieutenant General Emil R. Bedard	71	Director	2008	2017
Major General Jack A. Davis	69	Director	2014	2017
William P. Georges	61	Director	2014	2017
Guy L. Smith	66	Director	2005	2017

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of March 18, 2016:

Name	Age	Position with the Company and Principal Occupation	Held Office Since	Current Board Term Expires
Vice Admiral Michael D. Malone	68	Chairman of the Board of Directors	2011	2016
Lieutenant General Emil R. Bedard	71	Director	2008	2016
Major General Jack A. Davis	69	Director	2014	2016
William P. Georges	61	Director	2014	2016
Guy L. Smith	66	Director	2005	2016
Russell T. Embry	51	Chief Technology Officer, Senior Vice President	2001	N/A
Dr. William H. Roof	62	Chief Executive Officer	2014	N/A
Bill White	55	Chief Financial Officer, Secretary and Treasurer	2012	N/A
Robert N. Williamsen	52	Vice President and Chief Revenue Officer	2014	N/A

Business Experience

Michael D. Malone, Vice Admiral, U.S. Navy, Retired, was appointed Chairman of the Board of Directors effective November 13, 2012. Vice Admiral Malone became a member of the Board of Directors July 1, 2011. From November 2004 to February 2011, he was President of Skarven Enterprises, a designer and developer of analytic approaches and technology applications specializing in real time/streaming data fusion and analysis for a variety of applications in government, financial services, auditing and industry competitive intelligence. During his time at Skarven Enterprises he led the company through a significant period of reorganization and growth, dramatically improving the company’s research and development efforts, and production and field support capability, while dramatically cutting costs and increasing revenue five-fold. As a result of his efforts, Skarven Enterprises was acquired by The Boeing Company in December 2008. Vice Admiral Malone remained President of the company, as part of the acquisition agreement, until February 2011. Since leaving the military, Vice Admiral Malone has also served as a technical advisor and consultant to Pequot Capital, a venture capital firm (in 2006 and 2007) and Environmental Tectonics Corporation, a high-technology simulation and manufacturing company (June 2007 to present). Vice Admiral Malone was selected to serve as a director in part due to his considerable experience as an officer in the U.S. military working with government contracts, and his knowledge of the sectors in which the Company does business.

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Lieutenant General Emil R. “Buck” Bedard was appointed a member of the Board of Directors on March 14, 2008. General Bedard was appointed a director of Mobilisa in September 2004. He retired from the U.S. Marine Corps with over 37 years of active duty service in 2003. General Bedard’s military career included two combat tours in Vietnam, as well as commanding the 7th Marine Regiment in Somalia and the 1st Marine Expeditionary Force during Operation Desert Storm. General Bedard’s final active duty tour was as the Deputy Commandant for Plans, Policies and Operations for the US Marine Corps Headquarters in Washington, D.C., where he served until his retirement in 2003. He has continued to serve with the Marine Corps in Afghanistan and Iraq since his retirement. General Bedard’s many military awards include a Distinguished Service Medal, Legion of Merit, and Bronze Star (with Combat V). General Bedard graduated from the University of North Dakota in 1967 with a Masters in Science. General Bedard was selected to serve as a Director in part due to his considerable experience as an officer in the U.S. military working with government contracts and his knowledge of the Company, including as a director of Mobilisa.

Major General Jack A. Davis, U.S. Marine Corps, Retired, was appointed a member of the Board of Directors on August 11, 2014. Major General Davis is a proven leader in the military, law enforcement and business arenas. In a 37-year career in the United States Marine Corps, during which he rose to the rank of Major General, he commanded at every level from an infantry platoon in Vietnam to Commanding General of the 4th Marine Division. His final assignment prior to retirement was Vice Commander, Marine Corps Forces Atlantic/Deputy Commander Marine Corps Forces Europe, for which he received the Distinguished Services Medal. He also served five years in federal law enforcement before joining the North Carolina State Bureau of Investigation in 1979, retiring in 1999 with a distinguished record of service. He also established JA Davis & Associates, a frontrunner in leadership and security training development. He holds a Bachelor of Science degree and two master’s degrees. He previously served on Mobilisa’s Board of Directors from October 2005 until the merger with Intellicheck in March 2008.

William P. Georges was appointed a member of the Board of Directors on August 11, 2014. Mr. Georges is President and CEO of The Georges Group, LLC, a provider of strategic consulting services and project management in the areas of corporate operations/relations to both public and private entities worldwide. Prior to forming the firm, he spent nine years as senior vice president of The Century Council, overseeing their development of programs to fight alcohol misuse, drunk driving and underage drinking. He is a retired 25-year veteran of the Albany, NY Police Department where he ultimately achieved the rank of Assistant Chief/Chief of Patrol where he was responsible for all uniformed police services. Mr. Georges is a life member of the International Association of Chiefs of Police. He serves on the Traffic Law Enforcement Committee of the Transportation Research Board of the National Academies and has been recognized by numerous organizations for his dedication to law enforcement.

Guy L. Smith was appointed a member of the Board of Directors in June 2005. Mr. Smith has been the Executive Vice President of Diageo, the world’s leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The code governs the company’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 to 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 to 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 to 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 to 1993, where he consulted with the firm’s largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, D.C. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York. Mr. Smith was selected to serve as a Director in part due to his extensive experience with the alcoholic beverage business and other businesses that rely on age verification, his work in government and public relations, his knowledge of the Company, including as a director of Intelli-Check, Inc. prior to the merger with Mobilisa and his general business experience.

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Russell T. Embry was appointed Senior Vice President and Chief Technology Officer in July 2001 and has been Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a B.S. in Computer Science from Stony Brook University and an M.S. in Computer Science from Polytechnic University, Farmingdale.

Dr. William H. Roof was appointed Chief Executive Officer and President effective October 1, 2014. Dr. Roof previously served as the Company’s Vice President and Chief Operating Officer from August 11, 2014 to September 30, 2014, as well as the Company’s Senior Vice President and Chief Scientist from May 2009 to April 2011. Since April 2011, he served as the Chief Technology Officer of Tech Flow, Inc., a provider of information technology services to the government in business and process analysis, program management, user interaction design, software development, systems O&M and technology support services.

Bill White was named Chief Financial Officer, Treasurer and Secretary on April 1, 2012. Mr. White has more than 30 years of experience in financial management, operations and business development. Prior to joining Intellicheck Mobilisa, he served 11 years as the Chief Financial Officer, Secretary and Treasurer of FocusMicro, Inc. (“FM”). As co-founder of FM, Mr. White played an integral role in growing the business from the company’s inception to over $36 million in annual revenue in a five year period. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing tough cost management initiatives, exploiting new growth opportunities, merger and acquisitions, strategic planning, resource allocation, tax compliance and organization development. Prior to co-founding FM, he served 15 years in various financial leadership positions in the government sector. Mr. White started his career in Public Accounting. Mr. White holds a Bachelor of Arts in Business Administration from Washington State University and is a Certified Fraud Examiner.

Robert N. Williamsen was appointed Vice President and Chief Revenue Officer (“CRO”) effective December 12, 2014. Prior to joining the Company, Mr. Williamsen was Western Area Vice President of Sales and Operations for eight years with the Pyxis Corporation. He also served as Vice President of Sales for IntelliDOT Corporation (now Patient Safe Solutions).

Directors generally serve for a one-year term and hold office until the next annual meeting of stockholders following the conclusion of their term and the election and qualification of their successors. Executive officers are appointed by and serve at the discretion of the Board of Directors.

Board Leadership Structure

The current Chairman of the Board of Directors is Vice Admiral Michael D. Malone, who is an independent director under NYSE MKT listing standards. The roles of Chairman of the Board and Chief Executive Officer are separate. The Board of Directors believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer allows the Company’s Chief Executive Officer to focus primarily on the Company’s business strategy, operations and corporate vision. The Board of Directors consists of a majority of independent directors, and each of the committees of the Board of Directors is comprised solely of independent directors. The Company does not have a policy mandating an independent lead director. The independent directors meet at least annually in executive session without the presence of non-independent directors.

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Risk Oversight

While management is responsible for assessing and managing risks to the Company, the Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. Risks are considered in virtually every business decision and as part of the Company’s overall business strategy. The Board of Directors’ risk oversight areas of focus include, but are not limited to:

●	managing the Company’s long-term growth;

●	strategic and operational planning, including significant acquisitions and the evaluation of our capital structure; and

●	legal and regulatory compliance.

While the Board of Directors has the ultimate oversight responsibility for the Company’s risk management policies and processes, the committees of the Board of Directors also have responsibility for risk oversight. The Audit Committee oversees risks associated with our financial statements and financial reporting, mergers and acquisitions, credit and liquidity, and business conduct compliance. The Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. The Corporate Governance and Nominating Committee oversee risks associated with our overall governance practices and the leadership structure of the Board of Directors. The Board of Directors stays informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full Board of Directors. The Board of Directors’ role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and committees providing oversight in connection with those efforts.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934. One such rule requires disclosure of filings, which under the Commission’s rules, are not deemed to be timely. Based upon a review of our filings, Intellicheck Mobilisa is not aware of any untimely filings for fiscal year 2015.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2015, the Board of Directors held four meetings, the Audit Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings and the Compensation Committee held four meetings in conjunction with the regular quarterly board meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Smith, Malone, Davis, Georges, and Bedard are each independent directors as defined in Section 803(A) of the NYSE MKT listing standards. The Company does not have a written policy relating to attendance by members of the Board of Directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual shareholder meeting attended last year’s annual shareholder meeting.

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Compensation Committee

The Board of Directors established a Compensation Committee, which is currently comprised of Mr. Smith, chairperson, Mr. Bedard, Mr. Davis and Mr. Malone, each of whom is independent as defined in Section 803(A) of the NYSE MKT listing standards. The Compensation Committee reviews and recommends to the board the compensation for all officers and directors of the Company and reviews general policy matters relating to the compensation and benefits of all employees. The Compensation Committee also administers the stock option plans. The Compensation Committee may not delegate its duties. The Compensation Committee has adopted a written charter, which is available on the Company’s Web site at www.intellicheck.com/about/investor-center. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee.

Compensation Committee Report

The Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Compensation Committee:

Guy L. Smith, Chairman
Emil R. Bedard, Member
Jack A. Davis, Member
Michael D. Malone, Member

Corporate Governance and Nominating Committee

The Board of Directors established a Corporate Governance and Nominating Committee, which is comprised of Mr. Bedard, chairperson, Mr. Davis and Mr. Georges, each of whom is independent as defined in Section 803(A) of the NYSE MKT’s listing standards. The Corporate Governance and Nominating Committee review our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board. The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s Web site at www.intellicheck.com/about/investor-center. The charter sets forth responsibilities, authority and specific duties of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Corporate Governance and Nominating Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Corporate Governance and Nominating Committee, will not have any specific minimum qualifications that must be met by a nominee. The Corporate Governance and Nominating Committee will consider candidates for the Board from any reasonable source, including current board members, stockholders, professional search firms or other persons. The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for shareholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to shareholder recommendations.

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Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently comprised of Vice Admiral Michael D. Malone, chairperson, William P. Georges and Guy L. Smith. The members of the Audit Committee are independent as defined in Section 803(A) of the NYSE MKT’s listing standards. The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, our internal accounting controls and audit practices and professional services rendered to us by our independent accountants. The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee charter is incorporated by reference to Registrant’s Proxy Statement on Schedule 14A filed April 27, 2007.

The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. Mr. Malone has vast corporate experience including his position as President of Skarven Enterprises. He is considered an “audit committee financial expert” and is the Chairman of the Board of Directors.

Audit Committee Report

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intellicheck Mobilisa under the Securities Act of 1933 or the Exchange Act.

With respect to the audit of the fiscal year ended December 31, 2015, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

In the course of its review, the Audit Committee has discussed with EisnerAmper, LLP, the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from and discussed with EisnerAmper. LLP, the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with EisnerAmper LLP its independence. These disclosures relate to the firm’s independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:

Michael D. Malone, Chairman
William P. Georges, Member
Guy L. Smith, Member

Process for Sending Communications to the Board of Directors

Stockholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Bill White. Such communications may be sent to Mr. White at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753. Upon receipt, Mr. White will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

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VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of March 18, 2016, by each person who is known by Intellicheck Mobilisa to beneficially own more than 5% of Intellicheck Mobilisa’s Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The applicable percentage of ownership is based on 8,964,142 shares outstanding.

Name	Shares Beneficially Owned	Percent
Russell T. Embry(1)	65,937	*
William H. Roof(2)	262,591	2.93
Bill White(3)	164,667	1.84
Robert N. Williamsen(4)	148,877	1.66
Emil R. Bedard	84,425	*
Jack A. Davis	24,298	*
William P. Georges	19,522	*
Michael D. Malone	45,701	*
Guy L. Smith(5)	110,027	1.23
All Executive Officers & Directors as a group (9 persons)(6)	926,043	10.33
5% Stockholders
AWM Investment Company, Inc.	1,985,022	22.14
Marathon Micro Fund L.P.	755,000	8.42

*	Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.

(1)	Includes 65,937 shares issuable upon exercise of stock options exercisable within 60 days.

(2)	Includes 237,589 shares issuable upon exercise of stock option exercisable within 60 days.

(3)	Includes 163,942 shares issuable upon exercise of stock options exercisable within 60 days.

(4)	Includes 148,877 shares issuable upon exercise of stock options exercisable within 60 days.

(5)	Includes 52,092 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 668,436 shares issuable upon exercise of stock options exercisable within 60 days.

The address at which our Board of Directors can be reached is the address specified in “Process for Sending Communications to the Board of Directors” above.

9

EXECUTIVE COMPENSATION

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Intellicheck Mobilisa’s executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of Intellicheck Mobilisa’s executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of Intellicheck Mobilisa’s executive compensation program and compensation for the Board of Directors.

The principal elements of Intellicheck Mobilisa’s executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Intellicheck Mobilisa’s other benefits consist of reimbursed business travel and entertainment expenses, health insurance benefits, vacation and sick pay and a qualified 401(k) savings plan. Intellicheck Mobilisa’s philosophy is to position the aggregate of these elements at a level that is commensurate with Intellicheck Mobilisa’s size and performance.

Compensation Program Objectives and Philosophy

In General. The objectives of Intellicheck Mobilisa’s compensation programs are to:

●	attract, motivate and retain talented and dedicated executive officers;

●	provide Intellicheck Mobilisa’s executive officers with both cash and equity incentives to further Intellicheck Mobilisa’s interests and those of Intellicheck Mobilisa’s stockholders; and

●	provide employees with long-term incentives so Intellicheck Mobilisa can retain them and provide stability during Intellicheck Mobilisa’s growth stage.

Generally, the compensation of Intellicheck Mobilisa’s executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviews the individual contributions of the particular executive. Annual incentive compensation awards for 2014 and 2015 have been paid in accordance with the Executive Compensation Bonus Plan approved by the Compensation Committee based on expected Company performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of Intellicheck Mobilisa’s common stock over time.

Intellicheck Mobilisa generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal 2014 as calculated for purposes of Section 162(m) did not exceed the $1.0 million limit.

Competitive Marketplace for Talent. Intellicheck Mobilisa defines its competitive marketplace for executive talent and investment capital to be the technology and business services industries. To date, Intellicheck Mobilisa has not engaged in the benchmarking of executive compensation but Intellicheck Mobilisa may choose to do so in the future.

Compensation Process. For each of Intellicheck Mobilisa’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from Intellicheck Mobilisa’s Chief Executive Officer (for compensation other than his own), as well as competitive marketplace guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. For 2015, the aggregate of the compensation paid to Intellicheck Mobilisa’s Chief Executive Officer and other executive officers was $2,213,112.

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Executive Officer Bonuses. During 2015 bonuses were paid under the Executive Compensation Bonus Plan to the Chief Executive Officer and Chief Revenue Officer in the amounts of $37,500 and $50,250, respectively. No bonuses were paid under the Executive Compensation Bonus Plan in 2014.

Stock Option Grants. The Compensation Committee currently administers Intellicheck Mobilisa’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price of no less than the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Intellicheck Mobilisa’s management and growth, gives them an opportunity to own Intellicheck Mobilisa stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intellicheck Mobilisa’s performance, the executive officer’s role and responsibilities at Intellicheck Mobilisa and the executive officer’s base salary.

Chief Executive Officer Compensation. Dr. Roof receives an annual base salary of $250,000. Dr. Roof may also receive an annual bonus based on reasonable objectives established by the Company’s Board of Directors. In addition, Dr. Roof is entitled to receive benefits in accordance with the Company’s existing benefit policies and is reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies.

The determination of the base salary to be paid to the Chief Executive Officer was based on a number of factors including the position’s historical compensation and the relative compensation in comparison to the other existing senior executives in the Company. In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for Intellicheck Mobilisa.

Chief Financial Officer. Effective April 1, 2012, Bill White was appointed Chief Financial Officer of the Company. In connection with his employment at the Company, Mr. White receives a base salary of $203,963.

Severance and Change-in-Control Agreements

On September 30, 2014, the Company entered into a Severance Agreement with Mr. Bill White, the Company’s Chief Financial Officer. Under the agreement, if Mr. White is terminated for any reason other than cause, the Company would pay Mr. White one (1) year base salary in accordance with the Company’s regular payroll schedule. Mr. White would also be entitled to a gross amount equal to any quarterly bonus target applicable during the quarter, accelerated vesting of all outstanding stock options and coverage of health benefits for a period of up to 12 months. The agreement has a term of three years.

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Effective October 1, 2014, the Company entered into an Executive Employment Agreement with Dr. William Roof, the Company’s Chief Executive Officer. The agreement provides for an annual base salary of $250,000. Under the agreement, if Dr. Roof is terminated for any reason other than cause, the Company would pay Dr. Roof the greater of: (a) 12 months if the Separation Date occurs less than 24 months after commencement of Dr. Roof’s employment as Chief Executive Officer, and (b) 24 months if the Separation Date occurs 24 months or more after the commencement of Dr. Roof’s employment as Chief Executive Officer. Dr. Roof was also granted an option to purchase 60,000 shares of Company stock, subject to a four year vesting schedule.

Effective December 15, 2014, the company entered into an Executive Employment Agreement with Mr. Robert Williamsen, the Company’s Chief Revenue Officer. The agreement provides for an annual base salary of $225,000. Mr. Williamsen was also granted an option to purchase 100,000 shares of company stock, subject to a four year vesting schedule.

Each of the agreements requires the executive to devote substantially all his time and efforts to our business and contains non-competition and nondisclosure covenants of the officer for the term of his employment and for a one year period thereafter. Each agreement provides that we may terminate the agreement for cause.

INTELLICHECK MOBILISA SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2015. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)		Total ($)

William H. Roof(3)
President & Chief Executive Officer	2015	253,200	37,500	466,327	25,000	(9)	782,027
	2014	77,803	—	306,574	3,787		388,164
Russell T. Embry	2015	200,102	—	97,210	3,000	(4)	300,312
Chief Technology Officer	2014	190,875	—	—	—		190,875
	2013	185,400	—	7,250	2,781	(4)	195,431
Bill White	2015	200,800	—	347,098	—		547,898
Chief Financial Officer	2014	188,469	10,000	—	1,236		199,705
	2013	185,000	—	7,250	—		192,250
Robert N. Williamsen(5)	2015	225,053	50,250	300,822	6,750	(4)	582,875
Chief Revenue Officer	2014	1,705	—	231,252	—		232,957
Bonnie Ludlow(6)	2015	—	—	—	127,500	(8)	127,500
Former Senior Vice President	2014	98,958	23,510	—	65,966	(8)	188,434
	2013	124,999	—	—	—		124,999
Nelson Ludlow(6)	2015	—	—	—	290,000	(7)	290,000
Former Chief Executive Officer & President	2014	194,750	25,000	—	147,083	(7)	366,833
	2013	246,000	—	—	—		246,000

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(1)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of awards for the years ended December 31, 2015 and 2014 computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.

(2)	No other compensation in excess of $10,000, including perquisites, was paid to any of Intellicheck Mobilisa’s named executive officers.

(3)	Dr. Roof was named Chief Operating Officer on August 11, 2014 and was appointed Chief Executive Officer on October 1, 2014. Dr. Roof’s annual salary is $250,000.

(4)	Represents matching contribution under the Company’s 401(K) Plan.

(5)	Mr. Williamsen was named Chief Revenue Officer on December 12, 2014. Mr. Williamsen’s annual salary is $225,000.

(6)	Both Dr. and Mrs. Ludlow resigned effective September 30, 2014.

(7)	Includes certain consulting and non-compete payments made to Dr. Ludlow in 2015 and 2014.

(8)	Includes certain non-compete payments made to Mrs. Ludlow in 2015 and 2014.

(9)	Represents compensation related to a housing and auto allowance made to Dr. Roof in the amount of $17,500 and matching contribution under the Company’s 401(K) Plan in the amount of $7,500.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

The Company adopted several Stock Option Plans from 1998 through 2015 (and an amendment to the 2004 plan in 2006 pursuant to which the plan was renamed the “2006 Equity Incentive Plan” and amended to provide for the issuance of other types of equity incentives such as restricted stock grants) (collectively, the “Plans”) covering up to 2,781,250 of the Company’s common shares, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors administers the Plans and determines the terms and conditions of options granted, including the exercise price. The Plans generally provide that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the Plans must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the Company. The Plans also entitle non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

Administration. The Plans are currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Plans and to adopt rules for the administration, interpretation and application according to terms of the Plans.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the Plans. The Compensation Committee will determine who will receive awards under the Plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plans.

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A total of 255,827 shares of Intellicheck Mobilisa’s Common Stock are available for issuance or delivery under the existing Plans. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Plans will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.

Stock Options. The Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Plans, and amend, suspend or terminate the Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intellicheck Mobilisa attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

The following table summarizes options and restricted stock units granted during the years ended December 31, 2015 and 2014 to the named executive officers:

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GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	Number of Securities Underlying Grant	Exercise or Base Price of Option Awards ($/Sh)	Fair Value at Grant Date ($)(1)	Expiration Date
Russell T. Embry	05/20/15	05/20/15	18,970	1.42	26,937.40	05/20/20
Russell T. Embry	08/11/15	08/11/15	92,500	1.15	106,375	08/11/20
Bill White	05/20/15	05/20/15	18,970	1.42	26,937	05/20/20
Bill White	08/11/15	08/11/15	391,875	1.15	450,656	08/11/20
William H. Roof	08/11/14	07/25/14	16,250	5.68	84,574	08/11/19
William H. Roof	10/01/14	07/25/14	60,000	4.04	222,000	10/01/19
William H. Roof	06/15/15	06/15/15	34,391	1.47	50,555	06/15/20
William H. Roof	08/11/15	08/11/15	513,750	1.15	590,812	08/11/20
Robert N. Williamsen	12/18/14	12/18/14	100,000	3.09	231,252	12/18/19
Robert N. Williamsen	06/15/15	06/15/15	50,000	1.47	73,500	06/15/20
Robert N. Williamsen	08/11/15	08/11/15	295,000	1.15	339,250	08/11/20
Emil R. Bedard	09/30/14	08/05/14	3,817	3.93	15,000		(2)
Emil R. Bedard	09/30/14	08/05/14	7,634	3.93	30,001		(3)
Emil R. Bedard	01/22/15	01/22/15	5,208	1.44	7,500		(3)
Emil R. Bedard	03/31/15	03/31/15	4,808	1.56	7,500		(3)
Emil R. Bedard	06/30/15	06/30/15	2,174	1.38	3,000		(3)
Emil R. Bedard	08/11/15	08/11/15	50,000	1.15	41,735	08/11/20	(11)
Emil R. Bedard	09/30/15	09/30/15	2,222	0.90	2,000		(3)
Emil R. Bedard	12/31/15	12/31/15	2,727	1.10	3,000		(5)
Jack A. Davis	09/30/14	08/05/14	1,272	3.93	4,999		(4)
Jack A. Davis	01/22/15	01/22/15	5,208	1.44	7,500		(2)
Jack A. Davis	03/31/15	03/31/15	4,808	1.56	7,500		(6)
Jack A. Davis	06/30/15	06/30/15	5,435	1.38	7,500		(7)
Jack A. Davis	08/11/15	08/11/15	50,000	1.15	41,735	08/11/20	(11)
Jack A. Davis	09/30/15	09/30/15	4,166	0.90	3,750		(9)
Jack A. Davis	12/31/15	12/31/15	3,409	1.10	3,750		(10)
William P. Georges	09/30/14	08/05/14	1,272	3.93	4,999		(4)
William P. Georges	01/22/15	01/22/15	5,208	1.44	7,500		(2)
William P. Georges	03/31/15	03/31/15	4,808	1.56	7,500		(6)
William P. Georges	06/30/15	06/30/15	2,174	1.38	3,000		(7)
William P. Georges	08/11/15	08/11/15	50,000	1.15	41,735	08/11/20	(11)
William P. Georges	09/30/15	09/30/15	3,333	0.90	3,000		(9)
William P. Georges	12/31/15	12/31/15	2,727	1.10	3,000		(10)
Michael D. Malone	09/30/14	08/05/14	10,178	3.93	40,000		(2)
Michael D. Malone	09/30/14	08/05/14	10,178	3.93	40,000		(2)
Michael D. Malone	01/22/15	01/22/15	6,944	1.44	10,000		(3)
Michael D. Malone	03/31/15	03/31/15	6,410	1.56	10,000		(3)
Michael D. Malone	06/30/15	06/30/15	3,623	1.38	5,000		(3)
Michael D. Malone	08/11/15	08/11/15	50,000	1.15	41,735	08/11/20	(11)
Michael D. Malone	09/30/15	09/30/15	5,555	0.90	5,000		(3)
Guy L. Smith	09/30/14	08/05/14	16,423	3.93	45,000	09/30/19	(8)
Guy L. Smith	09/30/14	08/05/14	10,949	3.93	30,000	09/30/19	(8)
Guy L. Smith	06/30/15	06/30/15	10,870	1.38	15,000		(7)
Guy L. Smith	01/22/15	01/22/15	13,788	1.44	15,000	01/22/20
Guy L. Smith	03/31/15	03/31/15	10,638	1.56	15.000	03/31/20
Guy L. Smith	08/11/15	08/11/15	50,000	1.15	41,735	08/11/20	(11)
Guy L. Smith	09/30/15	09/30/15	16,666	0.90	15,000		(9)
Guy L. Smith	12/31/15	12/31/15	13,636	1.10	15,000		(10)

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(1)	The grant fair value of each equity award has been computed in accordance with ASC 718.

(2)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued January 31, 2015.

(3)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued January 31, 2016.

(4)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued October 31, 2014.

(5)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares shall vest and shares of stock shall be issued January 31, 2017.

(6)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued March 31, 2015.

(7)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued June 30, 2015.

(8)	Options fully vested October 31, 2014.

(9)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued September 30, 2015.

(10)	The grant fair value of each equity award has been computed in accordance with ASC 718. Restricted shares vested and shares of stock were issued December 31, 2015.

(11)	Options shall fully vest August 11, 2016.

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The following table summarizes unexercised options as of year-end December 31, 2015 for the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities Underlying Unexercised Options/Warrants			Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date
Russell T. Embry	1,563	1,562	(1)	3.12	03/28/18
Russell T. Embry	18,970	—		1.42	05/20/20
Russell T. Embry	23,125	69,375	(2)	1.15	08/11/20
Bill White	1,563	1,562	(1)	3.12	03/28/18
Bill White	18,970	—		1.42	05/20/20
Bill White	97,969	293,906	(2)	1.15	08/11/20
William H. Roof	4,063	12,187	(1)	5.68	08/11/19
William H. Roof	15,000	45,000	(1)	4.04	10/01/19
William H. Roof	34,391	—		1.47	06/15/20
William H. Roof	128,438	385,312	(2)	1.15	08/11/20
Robert N. Williamsen	25,000	75,000	(1)	3.09	12/18/19
Robert N. Williamsen	—	50,000	(1)	1.47	06/15/20
Robert N. Williamsen	73,750	221,250	(2)	1.15	08/11/20

(1)	These shares shall vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(2)	These shares shall vest at a rate of 25% per year beginning on the date of grant.

OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Options		Stock Awards
Name	No. of Shares Acquired Upon Exercise (#)	Value Received Upon Exercise ($)(1)	No. of Shares Acquired Upon Vesting (#)	Value Received Upon Vesting ($)
—	—	—	—	—

No officers named in the Summary Compensation Table exercised stock options or received shares from vested or unrestricted awards during fiscal year 2015.

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Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,868,375	$1.38	255,827
Equity compensation plans not approved by security holders (2)	100,000	$3.09	n/a
Total	1,968,375	$1.46	255,827

(1)	Represents 1,665,456 options and 36,073 restricted stock units under the 2015 Omnibus Incentive Plan, 134,298 options and 31,004 restricted stock units under the 2006 Equity Incentive Plan, 1,250 options under the 2003 Stock Option Plan and 294 options under the 1999 Stock Option Plan.

(2)	Represents share options granted as an inducement to beginning employment to the Company’s Chief Revenue Officer.

Pension Benefits

The Company does not sponsor any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

Intellicheck Mobilisa does not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide Intellicheck Mobilisa’s officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the company’s best interests. Intellicheck Mobilisa sponsors a tax qualified defined contribution 401(k) plan in which Mr. Embry, Dr. Roof and Mr. Williamsen participated in during 2015. Intellicheck Mobilisa made a matching contribution to the plan equal to 50% of the first 6% an employee contributes into the plan.

Compensation of Directors

The table below sets forth certain information concerning compensation of Intellicheck Mobilisa’s directors who served in 2015.

Name and Principal Position	Fees Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($) (4)
Michael D. Malone, Chairman	70,000	41,735	30,000	—	141,735
General Emil Bedard, Director	52,000	41,735	23,000	—	116,735
Jack A. Davis, Director	45,000	41,735	30,000	—	116,735
William P, Georges, Director	51,000	41,735	24,000	—	116,735
Guy L. Smith, Director(3)	—	71,735	45,000	—	116,735

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(1)	The amounts reported in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, filed in this report, for information regarding assumptions underlying the valuation of equity awards.

(2)	No other compensation, including perquisites in excess of $10,000, was paid to any of the directors.

(3)	As of December 31, 2015, Mr. Smith had aggregate outstanding options to purchase 52,092 shares of common stock.

(4)	On January 22, 2015, the Company’s directors received its 2014 fourth quarter compensation, which is included in this table.

The Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings.

CERTAIN RELATED PARTY TRANSACTIONS

The Corporate Governance and Nominating Committee reviews transactions with firms associated with directors and nominees for director. Intellicheck Mobilisa’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intellicheck Mobilisa’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in 2014. Intellicheck Mobilisa’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

On September 30, 2014, the CEO and a Senior Vice President (collectively, the “Executives”), who were also board members, retired from the Company and simultaneously resigned from the board of directors. In connection with the separation, the Company entered into a separation/non-compete consulting agreement with the Executives. Included as part of the arrangement, the Company committed to payments totaling $587,500 to be made over a period of 15 months. In exchange for the consideration, the Executives agreed not to compete with the Company, solicit any employee, contractor or consultant of the Company to terminate employment or contractual relationship with the Company, as well refrain from other activities, as defined in the agreement. There is a renewal option contained in each agreement, which must be mutually agreed to, for an additional nine month period commencing on January 1, 2016 in exchange for aggregate monthly payments of $27,500. The renewal was not extended by the parties.

The Company’s subsidiary Mobilisa, Inc. entered into a 10-year lease for the office space ending in 2017. Mobilisa leases office space from Eagle Coast, LLC, an entity that is wholly-owned by Dr. Nelson Ludlow, our former Chief Executive Officer and former director, and Mrs. Bonnie Ludlow, our former Senior Vice President and director. For the years ended December 31, 2015 and 2014, total rent payments for this office space were $94,783 and $88,301, respectively. On February 24, 2016, Mobilisa and Eagle Coast, LLC entered into a lease amendment agreement dramatically reducing the space under lease effective March 31, 2016 with a rent reduction of $50,000 over the term of the lease.

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Proposal No. 2

APPROVAL OF AMENDMENT TO OUR 2015 OMNIBUS INCENTIVE PLAN

On March 2, 2016, the Compensation Committee and the Board of Directors adopted, subject to stockholder approval, an amendment to the Intellicheck Mobilisa, Inc. 2015 Omnibus Incentive Plan (the “2015 Incentive Plan”). The proposed amendment would increase the total number of shares of Common Stock available for issuance under the 2015 Incentive Plan by 1,000,000 shares from 2,000,000 to 3,000,000 (the “2015 Incentive Plan Amendment”).

The 2015 Incentive Plan initially authorized the issuance of 2,000,000 shares of Common Stock. As of March 18, 2016 there are 255,827 shares remaining available for issuance under the 2015 Incentive Plan. The Compensation Committee and the Board of Directors believes that the increase in the aggregate number of shares available for future grants under the 2015 Incentive Plan is appropriate to permit the grant of equity awards at expected levels for the next two years. If the 2015 Incentive Plan Amendment is not approved by the stockholders, it will be of no effect and the amount of shares available for issuance under the 2015 Incentive Plan will remain unchanged, although we may have insufficient shares available for future awards which may result in the use of cash-settled or cash-based long-term incentives rather than equity.

Total Shares Remaining Available for Issuance under the 2015 Incentive Plan as of March 18, 2016
Prior to Amendment	255,827
Upon Amendment	1,255,827

The Compensation Committee believes that equity-based compensation programs are an important element of our company’s continued financial and operational success. We believe this amendment reflects best practices in our industry and allows the establishment of a stronger pay-for-performance culture.

You are being asked to approve the 2015 Incentive Plan Amendment. You should read and understand the terms of the 2015 Incentive Plan Amendment and 2015 Incentive Plan before you vote. Other than with respect to the increase in the number of shares available under the 2015 Incentive Plan, the amendment will not affect the terms of the plan, which will remain unchanged from those initially approved by our stockholders at our 2015 Annual Meeting of Stockholders. A summary of the 2015 Incentive Plan, as it is proposed to be amended, appears below and the full text of the 2015 Incentive Plan Amendment is attached to this Proxy Statement as Appendix A. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting will be required to approve the 2015 Incentive Plan Amendment.

Plan Summary

A summary of the material features of the 2015 Incentive Plan, which would also apply to the shares that are subject to the 2015 Incentive Plan Amendment, appears below. This Summary does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2015 Incentive Plan, which was filed as Annex A to the definitive proxy statement filed with the SEC on April 9, 2015.

Eligibility

Awards may be granted under the 2015 Incentive Plan to officers, employees, consultants and advisors of the Company and its affiliates and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of March 18, 2016, approximately 27 individuals were eligible to receive awards under the 2015 Incentive Plan, including four executive officers and five non-employee directors.

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Administration

The 2015 Incentive Plan may be administered by the Board of Directors or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of Authorized Shares

We are asking our stockholders to approve an amendment to the 2015 Incentive Plan that would increase the number of shares of common stock authorized for issuance under the 2015 Incentive Plan to a total of 3,000,000 shares, representing approximately 33% of the fully diluted common shares outstanding as of March 18, 2016. The Board of Directors believes this amount is necessary to allow it to better align employees to the future success of the Company and to give the Company flexibility going forward to do so. In addition, as of the date of shareholder approval of the 2015 Incentive Plan, any awards then outstanding under the Predecessor Plan remain subject to and will be paid under the Predecessor Plan and any shares then subject to outstanding awards under the Predecessor Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2015 Incentive Plan.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2015 Incentive Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2015 Incentive Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2015 Incentive Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, (c) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award, or (d) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Awards to Non-employee Directors

No more than $100,000 may be granted in equity-based awards during any one year to a non-employee member of the Board of Directors, based on the grant date fair value for accounting purposes in the case of stock options or stock appreciation rights and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. This limit does not apply to shares received by a non-employee director at his or her election in lieu of all or a portion of the director’s retainer for board service (as described below).

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the Company, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities for which stock options and other stock-based awards may be made under the 2015 Incentive Plan, including the individual award limits for “performance-based” compensation under Code Section 162(m), shall be equitably adjusted by the Company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs shall be equitably adjusted by the Company.

Types of Awards

The 2015 Incentive Plan permits the granting of any or all of the following types of awards:

●             Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). The fair market value of a shares of our common stock on March 18, 2016 was $1.44 per share. Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

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●             Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2015 Incentive Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●             Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2015 Incentive Plan and any other terms and conditions determined by the Compensation Committee.

●             Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

No Repricing

Without shareholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2015 Incentive Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All cash and equity awards granted under the 2015 Incentive Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

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Performance-Based Compensation under Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2015 Incentive Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by the Company (except with respect to the total shareholder return and earnings per share criteria): (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA); (iv) return on equity; (v) total shareholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) shareholder value added; (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria. The Compensation Committee can also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.).

Performance goals may, in the discretion of the Compensation Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

In addition, compensation realized from the exercise of options and SARs granted under the 2015 Incentive Plan is intended to meet the requirements of the performance-based compensation exception under Code Section 162(m). These awards must have an exercise price equal at least to fair market value at the date of grant, are granted to covered individuals by a Compensation Committee consisting of at least two outside directors, and the 2015 Incentive Plan limits the number of shares that may be the subject of awards granted to any individual during any calendar year.

Limitations. Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted stock options or stock appreciation rights for more than 500,000 shares in any calendar year or more than 500,000 shares for all share-based awards that are performance awards in any calendar year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the 2015 Incentive Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may not exceed $1,000,000 for an annual incentive award and $1,000,000 for all other cash-based awards.

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Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Effect of Change in Control. Under the 2015 Incentive Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Compensation Committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Subject to the terms of the applicable award agreements, awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

●             For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Company’s fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

●             For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by the Company other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the Company’s fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Definition of Change in Control. A change in control of the Company generally means any single transaction or event, other than an Acquisition, pursuant to which (i) a majority of the members of the Board resign or are replaced, or (ii) one person or a number of persons acting together as a group own more than 50 percent of the combined voting power of Company. The term “Acquisition” means (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

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Term, Termination and Amendment of the 2015 Incentive Plan

Unless earlier terminated by the Board of Directors, the 2015 Incentive Plan will terminate, and no further awards may be granted, ten years after the date on which it was approved by stockholders. The Board may amend, suspend or terminate the 2015 Incentive Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, shareholder approval will be required for any amendment. The amendment, suspension or termination of the 2015 Incentive Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Plan Benefits

Future benefits under the 2015 Incentive Plan are not currently determinable. However, current benefits granted to executive officers, all other employees and non-employee directors would not have been increased if they had been made following approval of the amendment to the 2015 Incentive Plan by our stockholders.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2015 Incentive Plan generally applicable to the Company and to participants in the 2015 Incentive Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

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Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2015 Incentive Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2015 Incentive Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2015 Incentive Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the 2015 Incentive Plan Amendment requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock entitled to vote on the proposal, with abstentions counting as votes against the proposal.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Intellicheck Mobilisa, Inc. 2015 Omnibus Incentive Plan.

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Proposal No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Board of Directors recommends that you vote to ratify such appointment.

Representatives of EisnerAmper, LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the fiscal years ended December 31, 2015 and 2014, Intellicheck Mobilisa’s principal independent auditor was EisnerAmper, LLP, the services of which were provided in the following categories and amount:

Audit Fees

The aggregate fees billed by EisnerAmper, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal year ended December 31, 2015, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year were $150,000. Overages related to the 2014 audit, billed in 2015, amounted to a total of $20,000.

The aggregate fees billed by EisnerAmper, LLP for professional services rendered for the audit of Intellicheck Mobilisa’s annual financial statements for the fiscal year ended December 31, 2014, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year were $154,500.

Audit-Related Fees

Other than the fees described under the caption “Audit Fees” above, EisnerAmper, LLP did not bill any fees for services rendered to Intellicheck Mobilisa during the fiscal years ended December 31, 2015 or 2014 for assurance and related services in connection with the audit or review of the company’s financial statements.

Tax Fees

EisnerAmper, LLP billed Intellicheck Mobilisa $55,000 and $19,000, respectively, for tax related services for the fiscal years ended December 31, 2015 and 2014.

All Other Fees

For the fiscal year ended December 31, 2015, EisnerAmper, LLP billed approximately $37,000 related to the Company’s filing of its prospectus supplement in January 2015 and $2,000 related to the Company’s filing of its Form S-8 in May 2015.

For the fiscal year ended December 31, 2014, EisnerAmper, LLP billed approximately $50,000 related to the Company’s filing of its prospectus supplement in January and April 2014.

There were no other fees billed by EisnerAmper, LLP in 2015 and 2014.

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Pre-approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intellicheck Mobilisa’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented at the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2015, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 18, 2016. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLICHECK MOBILISA, INC., 100 JERICHO QUADRANGLE, SUITE 202, JERICHO, NY 11753.

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Stockholders must be submitted in writing to INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 100 JERICHO QUADRANGLE, SUITE 202, JERICHO, NY 11753, no later than January 5, 2017 for inclusion in the Company’s proxy statement and form of proxy for that meeting. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials.

Notice of any director nomination or other proposal stockholders intend to present at the 2017 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2017 Annual Meeting of Stockholders, must be delivered to the Company’s INVESTOR RELATIONS at INTELLICHECK MOBILISA, INC., 100 JERICHO QUADRANGLE, SUITE 202, JERICHO, NY 11753 not later than the close of business on March 1, 2017.

The proxy solicited by the Company for the 2017 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to March 1, 2017.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the SEC’s website located at http://www.sec.gov.

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STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 1, 2016. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Bill White
Bill White Chief Financial Officer, Treasurer and Secretary

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